Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS

HAMILTON, BERMUDA, April 16, 2014 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $63.7 million and diluted earnings per common share of $2.27 for the quarter ended March 31, 2014.

The results for the quarter include net premiums earned of $126.3 million, net favorable development of $47.0 million and net investment income of $17.7 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our results reflect favorable prior period development, the absence of major catastrophe activity, strong investment results on a total return basis and active capital management.  Our book value per common share grew to $65.35 as of March 31, 2014, an increase of 5.3% from December 31, 2013.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect continued downward pressure on overall reinsurance rate adequacy.  Our present balance sheet composition and broad market access leave us well positioned to take advantage of quality reinsurance underwriting, investment and capital management opportunities as they arise.”

Results for the quarter ended March 31, 2014 are summarized as follows:

•	Net income was $63.7 million and diluted earnings per common share were $2.27.

•	Gross premiums written were $138.3 million and net premiums written were $135.8 million.

•	Net premiums earned were $126.3 million.

•	Combined ratio was 53.0%.

•	Net investment income was $17.7 million.

•	Net realized losses on investments were $0.5 million.

Results for the quarter ended March 31, 2014 as compared with the quarter ended March 31, 2013 are summarized as follows:

•	Net income was $63.7 million compared to net income of $86.5 million.

•	Gross premiums written increased $3.1 million (or 2.3%) and net premiums written increased $1.0 million (or 0.8%).

•	Net premiums earned decreased $0.6 million (or 0.5%).

•	Combined ratio increased 7.6 percentage points.

•	Net investment income decreased $0.9 million (or 4.6%).

•	Net realized losses on investments were $0.5 million compared to net realized gains on investments of $13.3 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended March 31, 2014 were $57.7 million, $71.7 million and $6.4 million, respectively, representing 42.5%, 52.8% and 4.7%, respectively, of total net premiums written. Combined ratios for these segments were 43.3%, 54.6% and 109.3%, respectively. Compared with the quarter ended March 31, 2013, net premiums written decreased $1.7 million (or 2.8%) in the Property and Marine segment and increased $0.8 million (or 1.2%) and $1.9 million (or 41.5%) in the Casualty and Finite Risk segments, respectively.

Total assets were $3.9 billion as of March 31, 2014, a decrease of $38.5 million (or 1.0%) from December 31, 2013. Investable assets, consisting of investments, cash and cash equivalents, accrued investment income and net balances due to brokers, were $3.5 billion as of March 31, 2014, a decrease of $47.4 million (or 1.3%) from December 31, 2013.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $74.6 million as of March 31, 2014, an increase of $26.5 million from December 31, 2013.

During the quarter ended March 31, 2014, the Company repurchased an aggregate of 1,298,004 common shares for $75.8 million at a weighted average cost, including commissions, of $58.36 per share.

Shareholders’ equity was $1.8 billion as of March 31, 2014, an increase of $13.2 million (or 0.8%) from December 31, 2013.  Book value per common share was $65.35 as of March 31, 2014 based on 26.9 million common shares outstanding, an increase of $3.28 (or 5.3%) from $62.07 as of December 31, 2013 based on 28.1 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, April 17, 2014 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-596-2611 (US and Canadian callers) or 913-312-0953 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 1697967.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, April 17, 2014 until 11:00 a.m. Eastern time on Thursday, April 24, 2014.  To access the replay by telephone, dial 888-203-1112 (US and Canadian callers) or 719-457-0820 (international callers) and specify passcode 1697967. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP).  Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP.  Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our estimated liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P financial strength ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; the availability and cost of collateral arrangements in order to provide reinsurance; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuations; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the effect of technology breaches or failures on our business; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect of income, premium or other taxes on Platinum Underwriters Holdings, Ltd. or its subsidiaries by other jurisdictions; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the non-compliance with laws, regulations and taxation on transactions with international counter-parties; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors", in our Annual Report on Form 10-K for the year ended December 31, 2013.

#    #     #

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of March 31, 2014 and December 31, 2013
($ and amounts in thousands, except per share data)

	(unaudited)
	March 31,	December 31,
	2014	2013
Assets
Investments:
Fixed maturity securities	$1,986,320	$1,961,265
Short-term investments	53,469	66,679
Cash and cash equivalents	1,412,970	1,464,418
Accrued investment income	22,112	20,026
Reinsurance premiums receivable	142,643	138,454
Reinsurance balances (prepaid and recoverable)	2,687	2,089
Funds held by ceding companies	117,428	119,241
Deferred acquisition costs	33,213	31,103
Reinsurance deposit assets	81,004	79,303
Other assets	33,505	41,307
Total assets	$3,885,351	$3,923,885

Liabilities
Unpaid losses and loss adjustment expenses	$1,604,762	$1,671,365
Unearned premiums	136,272	126,300
Debt obligations	250,000	250,000
Commissions payable	79,748	78,791
Other liabilities	54,626	50,722
Total liabilities	$2,125,408	$2,177,178

Shareholders' Equity
Common shares	$269	$281
Additional paid-in capital	-	10,711
Accumulated other comprehensive income	74,559	48,084
Retained earnings	1,685,115	1,687,631
Total shareholders' equity	$1,759,943	$1,746,707

Total liabilities and shareholders' equity	$3,885,351	$3,923,885

Book value per common share (1)	$65.35	$62.07

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 26,933 and 28,143 at March 31, 2014 and December 31, 2013, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three Months Ended March 31, 2014 and 2013
($ and amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Net premiums earned	$126,273	$126,853
Net investment income	17,692	18,544
Net realized gains (losses) on investments	(515)	13,318
Net impairment losses on investments	(88)	(421)
Other income	1,517	1,392
Total revenue	144,879	159,686

Expenses
Net losses and loss adjustment expenses	26,509	13,998
Net acquisition expenses	27,501	30,219
Operating expenses	18,283	19,305
Net foreign currency exchange losses (gains)	(187)	(220)
Interest expense	4,786	4,779
Total expenses	76,892	68,081
Income before income taxes	67,987	91,605
Income tax expense	4,252	5,089
Net income	$63,735	$86,516

Earnings Per Common Share
Weighted average common shares outstanding	27,765	32,373
Basic earnings per common share	$2.30	$2.67

Adjusted weighted average common shares outstanding	28,109	32,838
Diluted earnings per common share	$2.27	$2.63

Comprehensive income
Net income	$63,735	$86,516
Other comprehensive income (loss)	26,475	(6,587)
Comprehensive income	$90,210	$79,929

Platinum Underwriters Holdings, Ltd.
Operating Segment Reporting (Unaudited)
For the Three Months Ended March 31, 2014 and 2013
($ in thousands)

	Three Months Ended March 31, 2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$57,745	$71,674	$6,358	$135,777
Net premiums earned	53,192	65,717	7,364	126,273
Net losses and loss adjustment expenses	5,610	14,960	5,939	26,509
Net acquisition expenses	10,043	15,642	1,816	27,501
Other underwriting expenses	7,370	5,228	292	12,890
Segment underwriting income (loss)*	$30,169	$29,887	$(683)	59,373

Net investment income				17,692
Net realized gains (losses) on investments				(515)
Net impairment losses on investments				(88)
Other income				1,517
Corporate expenses not allocated to segments				(5,393)
Net foreign currency exchange (losses) gains				187
Interest expense				(4,786)
Income before income taxes				$67,987

Underwriting ratios:*
Net loss and loss adjustment expense	10.5%	22.8%	80.6%	21.0%
Net acquisition expense	18.9%	23.8%	24.7%	21.8%
Other underwriting expense	13.9%	8.0%	4.0%	10.2%
Combined	43.3%	54.6%	109.3%	53.0%

	Three Months Ended March 31, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$59,427	$70,844	$4,494	$134,765
Net premiums earned	51,852	70,795	4,206	126,853
Net losses and loss adjustment expenses	(14,205)	29,643	(1,440)	13,998
Net acquisition expenses	8,227	16,249	5,743	30,219
Other underwriting expenses	7,332	5,723	333	13,388
Segment underwriting income (loss)*	$50,498	$19,180	$(430)	69,248

Net investment income				18,544
Net realized gains (losses) on investments				13,318
Net impairment losses on investments				(421)
Other income				1,392
Corporate expenses not allocated to segments				(5,917)
Net foreign currency exchange (losses) gains				220
Interest expense				(4,779)
Income before income taxes				$91,605

Underwriting ratios:*
Net loss and loss adjustment expense	(27.4%)	41.9%	(34.2%)	11.0%
Net acquisition expense	15.9%	23.0%	136.5%	23.8%
Other underwriting expense	14.1%	8.1%	7.9%	10.6%
Combined	2.6%	73.0%	110.2%	45.4%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833